UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2007

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
     On October 10, 2007, PlanetOut Inc. (“PlanetOut”) and its wholly-owned subsidiary, RSVP Productions, Inc., (“RSVP”) entered into an agreement with Atlantis Events, Inc. (“Atlantis”) and Atlantis’ acquisition subsidiary RSVP Vacations, LLC, to sell the assets and certain enumerated liabilities of RSVP to Atlantis for $2,150,000. The transaction is subject to certain closing conditions, which are expected to be satisfied on or about October 24, 2007. As part of the purchase price, Atlantis has agreed to spend no less than $450,000 in advertising across all of PlanetOut’s online and print media properties before June 30, 2010. PlanetOut has agreed, for a period of five years, not to own or manage any ship charter travel or resort charter business that sells travel productions or services directed primarily at the gay, lesbian, bisexual and transgender community and that are substantially similar to and compete with products or services developed, made or sold by Atlantis at the time of closing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: October 15, 2007	By:	/s/ Karen Magee
Karen Magee
Chief Executive Officer